As filed with the Securities and Exchange Commission on May 26, 2010

Registration No. 333-154952

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________________________________________________________

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________________________________________________________________________

SEANERGY MARITIME HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4412	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Seanergy Maritime Holdings Corp.
1-3 Patriarchou Grigoriou
166 74 Glyfada
Athens, Greece
Tel: +30 210 9638461
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Seward & Kissel LLP
Attention: Gary J. Wolfe, Esq.
One Battery Park Plaza
New York, New York 10004
(212) 574-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________________________________________________________________________

Copies to:
Seanergy Maritime Holdings Corp. Attn: Dale Ploughman 1-3 Patriarchou Grigoriou 166 74 Glyfada Athens, Greece Tel: +30 210 9638461		Gary J. Wolfe, Esq. Robert E. Lustrin, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200 (telephone) (212) 480-8421 (facsimile)

Approximate date of commencement of proposed sale to the public:

This Post-Effective Amendment No. 2 deregisters those securities that remain unsold as of the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: o

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: o

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the registration statement on Form F-1 (File No. 333-154952) of Seanergy Maritime Holdings Corp., or the Company, filed on November 3, 2008, as amended on December 12, 2008, January 6, 2009 and January 15, 2009, and declared effective on January 26, 2009, and as further amended on April 1, 2009 by Post-Effective Amendment No. 1 to such registration statement, or the Registration Statement, pursuant to which the Company registered, in connection with the dissolution and liquidation of Seanergy Maritime Corp.: (i) 22,361,227 shares of its common stock, (ii) up to an aggregate of 38,984,667 of its common stock purchase warrants, or the Warrants, (iii) up to an aggregate of 38,984,667 shares of its common stock issuable upon the exercise of the Warrants, (iv) up to 1,000,000 shares of its common stock included as part of the underwriters' unit purchase option, (v) up to 1,000,000 of its common stock purchase warrants included as part of the underwriters' unit purchase option, or the Unit Warrants, and (vi) up to 1,000,000 shares of its common stock issuable upon the exercise of the Unit Warrants included as part of the underwriters' unit purchase option.

The Company is filing this Post-Effective Amendment No. 2 to deregister, as of the date of effectiveness of this Post-Effective Amendment No. 2, all unsold securities registered under the Registration Statement. Such unsold securities are being registered concurrently pursuant to a registration statement on Form F-1 (File No. 333-166872) filed by the Company on May 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece on May 26, 2010.

SEANERGY MARITIME HOLDINGS CORP.

By:	/s/ Dale Ploughman
Dale Ploughman,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form F-1 has been signed by the following persons on May 26, 2010 in the capacities and on the date indicated.

Signatures	Title

Georgios Koutsolioutsos	Chairman of the Board of Directors

/s/ Dale Ploughman Dale Ploughman	Chief Executive Officer and Director (Principal executive officer)

/s/ Christina Anagnostara Christina Anagnostara	Chief Financial Officer and Director (Principal financial and accounting officer)

Alexios Komninos	Director

/s/ Kostas Koutsoubelis Kostas Koutsoubelis	Director

/s/ Dimitris Anagnostopoulos Dimitris Anagnostopoulos	Director

Elias M. Culucundis	Director

/s/ George Taniskidis George Taniskidis	Director

/s/ Kyriakos Dermatis Kyriakos Dermatis	Director

/s/ Dimitrios Panagiotopoulos Dimitrios Panagiotopoulos	Director

/s/ George Tsimpis George Tsimpis	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Seanergy Maritime Holdings Corp., has signed this Post-Effective Amendment No. 2 to the Registration Statement on Form F-1 in the City of Newark, State of Delaware on May 26, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director
Authorized U.S. Representative

SK 26979.0001 #1101577